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                           A.S.V., INC. AND SUBSIDIARY
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

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
                                                      Three Months Ended       Six Months Ended
BASIC                                                  1998         1997        1998         1997
                                                    ----------   ----------   ----------   ----------
  Earnings
    Net income                                      $  927,079   $  464,893   $1,718,917   $  780,435
                                                    ==========   ==========   ==========   ==========

  Shares
    Weighted average number of common
      shares outstanding                             7,538,225    7,247,650    7,533,479    7,243,624
                                                    ==========   ==========   ==========   ==========

  Basic earnings per common share                   $      .12   $      .06   $      .23   $      .11
                                                    ==========   ==========   ==========   ==========



DILUTED
  Earnings
    Net income                                      $  927,079   $  464,893   $1,718,917   $  780,435

    Add after-tax interest expense applicable
      to 6.5% convertible debentures                    50,781       50,375      101,562      100,750
                                                    ----------   ----------   ----------   ----------
    Net income applicable to common stock           $  977,860   $  515,268   $1,820,479   $  881,185
                                                    ==========   ==========   ==========   ==========

  Shares
    Weighted average number of common
      shares outstanding                             7,538,225    7,247,650    7,533,479    7,243,624
    Assuming exercise of options and warrants
      reduced by the number of shares which could
      have been purchased with the proceeds from
      the exercise of such options and warrants        811,702      835,432      759,916      856,658
    Assuming conversion of 6.5% convertible
      debentures                                       681,818      681,818      681,818      681,818
                                                    ----------   ----------   ----------   ----------
    Weighted average number of common and
      common equivalent shares outstanding           9,031,745    8,764,900    8,975,213    8,782,100
                                                    ==========   ==========   ==========   ==========

  Diluted earnings per common share                 $      .11   $      .06   $      .20   $      .10
                                                    ==========   ==========   ==========   ==========
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